EXHIBIT 3.2 TO FORM 10-QSB


                                      NOTE

$800,000.00                                                   September 21, 1993

         FOR VALUE RECEIVED, Phymed, Inc., a Texas [sic] ("Borrower"), promises to pay to the order of Patrick A. Luckett, ("Lender"), in accordance with the terms of that certain Loan and Security Agreement dated as of September 21, 1993 between Borrower, Lender and Guarantor (as amended, supplemented or otherwise modified in writing from time to time, the "Agreement"), the principal sum of Eight Hundred Thousand Dollars ($800,000.00) or such lesser amount as shall be outstanding on such date under the Loan made by Lender pursuant to the Agreement, together with interest on the unpaid principal balance of the Loan made by Lender pursuant to the Agreement at the rates per annum specified in the Agreement, pursuant to the Schedule of Payments attached hereto and incorporated herein as Exhibit "A". All sums hereunder are payable to Lender at his address at c/o John Dee Evans, Esq., Hoge, Evans & Holmes, L.C., 17772 Preston Road,
First Floor, Dallas, Texas 75252, or at such other locations as Lender may designate from time to time, in lawful currency of the United States of America and in immediately available funds. All payments and prepayments made hereunder shall be made without setoff, counterclaim or deduction of any kind. Capitalized terms used herein, unless otherwise defined, shall have the meanings given to such terms in the Agreement.

         1. Loan Agreement. This Note evidences one Advance under the Loan made by Lender to Borrower pursuant to the Agreement and has been executed and delivered pursuant to, and is governed by, the terms and provisions of the Agreement. This Note, and all outstanding principal and accrued and unpaid interest hereunder, may be declared due prior to the expressed maturity date hereof as provided in the Agreement, reference to which is hereby made for a complete statement of the terms thereof.

         2. Principal and Interest. Principal prepayments and interest payments shall be due and payable as provided in the Agreement; provided, however, that the interest payable shall not exceed the Highest Lawful Rate.

         3.       Waiver.  Borrower, and  each surety,  endorser, guarantor  and other party now or hereafter liable for the payment of any sums of money payable on this Note, hereby severally (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon, (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower, or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same, (d) consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or

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                  changes,   without  notice  hereof,   and  (e)  agree  to  the
                  application of any deposit balance with Lender as payment or part payment hereon or as an offset hereto. No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or endorsement by Lender of any rights or remedies shall ever by construed as a waiver of the same or any other right or remedy of Lender; and no exercise or enforcement of any such right or remedy shall ever be held to exhaust any right or remedy of Lender.

         4. Event of Default. Failure to pay this Note or any installment of principal or payment of interest when due in accordance with the terms of this Note or the Agreement or the occurrence of any Event of Default shall, as provided in the Agreement, mature this Note and the principal then remaining unpaid, with interest then accrued, shall at once become due and payable.

         5. Attorney's Fees and Cost of Collection. If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or if it is collected through a bankruptcy or any other court, then Lender shall be entitled to reasonable attorneys' fees and other costs of collection.

         6. Limitation on Interest. Borrower acknowledges and agrees that it is the intention of the parties hereto to conform strictly to the usury Laws in force that apply to this transaction. Accordingly, this Note is hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Loan or otherwise, shall the interest
                  (and all other sums that are deemed to be interest) contracted for, charged or received by Lender with respect to the Loan and the Note exceed the Highest Lawful Rate. If, from any circumstance whatsoever, interest under the Loan and/or the Note would otherwise be payable in excess of the
                  Highest Lawful Rate, and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable Law in excess of the Highest Lawful Rate, then
                  Lender's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default shall be continuing, at the option of Borrower, either be repaid to Borrower or credited to the unpaid principal;
                  provided, however, that if an Event of Default shall have occurred and be continuing, and Lender shall receive excess interest during such period, then Lender shall have the option of either crediting such excess amount to principal or refunding such excess amount for Borrower. If the Loan is prepaid or the maturity of the Loan is accelerated by reason of an election of Lender, then unearned interest, if any, shall be canceled and, if theretofore paid, shall either be refunded to Borrower or credited on the Loan, as Lender elects. All interest paid or agreed to be paid to Lender shall, to the extent allowed by applicable Law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.


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         7.       GOVERNING  LAW/VENUE.  THIS NOTE  SHALL BE DEEMED A CONTRACT
                  AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON- EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE DALLAS COUNTY, TEXAS; PROVIDED, THAT LENDER MAY CHOOSE ANY VENUE IN ANY STATE WHICH IT DEEMS APPROPRIATE IN THE EXERCISE OF ITS SOLE DISCRETION.

         8. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (a) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (b) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.






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



                                              BORROWER:

                                              PHYMED, INC.,
                                              A Texas corporation



                                              By:    /s/ George C. Barker
                                                    ---------------------------
                                                    GEORGE C. BARKER, PRESIDENT


















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



                                   EXHIBIT "A"
LOAN PAYMENT SCHEDULE

         PRINCIPAL AMOUNT                                                       800,000.00
         INTEREST RATE (ANNUALLY)                                                 10.0000%

PMT.              PAYMENT                   AMOUNT APPLIED TO:                          PRINCIPAL
NO.               AMOUNT                    INTEREST          PRINCIPAL                  BALANCE
                                       ORIGINAL PRINCIPAL                               800,000.00
 1                12,500.00                 6,666.67          5,833.33                  794,166.67
 2                12,500.00                 6,618.06          5,881.94                  788,284.73
 3                12,500.00                 6,569.04          5,930.96                  782,353.77
 4                12,500.00                 6,519.61          5,980.39                  776,373.38
 5                12,500.00                 6,469.78          6,030.22                  770,343.16
 6                12,500.00                 6,419.53          6,080.47                  764,262.69
 7                12,500.00                 6,368.86          6,131.14                  758,131.55
 8                12,500.00                 6,317.76          6,182.24                  751,949.31
 9                12,500.00                 6,266.24          6,233.76                  745,715.55
10                12,500.00                 6,214.30          6,285.70                  739,429.85
11                12,500.00                 6,161.92          6,338.08                  733,091.77
12                12,500.00                 6,109.10          6,390.90                  726,700.87
13                12,500.00                 6,055.84          6,444.16                  720,256.71
14                12,500.00                 6,002.14          6,497.86                  713,758.85
15                12,500.00                 5,947.99          6,552.01                  707,206.84
16                12,500.00                 5,893.39          6,606.61                  700,600.23
17                12,500.00                 5,838.34          6,661.66                  693,938.57
18                12,500.00                 5,782.82          6,717.18                  687,221.39
19                12,500.00                 5,726.84          6,773.16                  680,448.23
20                12,500.00                 5,670.40          6,829.60                  673,618.63
21                12,500.00                 5,613.49          6,886.51                  666,732.12
22                12,500.00                 5,498.24          7,001.76                  652,556.10
23                12,500.00                 5,498.24          7,001.76                  652,786.46
24                12,500.00                 5,439.89          7,060.11                  645,726.35
25                12,500.00                 5,381.05          7,118.95                  638,607.40
26                12,500.00                 5,321.73          7,178.27                  631,429.13
27                12,500.00                 5,261.91          7,238.09                  624,191.04
28                12,500.00                 5,201.59          7,298.41                  616,892.63
29                12,500.00                 5,140.77          7,359.23                  609,533.40
30                12,500.00                 5,079.45          7,420.55                  602,112.85
31                12,500.00                 5,017.61          7,482.39                  594,630.46
32                12,500.00                 4,955.25          7,544.75                  587,085.71
33                12,500.00                 4,892.38          7,607.62                  579,478.09
34                12,500.00                 4,828.98          7,671.02                  571,807.07
35                12,500.00                 4,765.06          7,734.94                  564,072.13
36                12,500.00                 4,700.60          7,799.40                  556,272.73
37                25,000.00                 4,635.61         20,364.39                  535,908.34
38                25,000.00                 4,465.90         20,534.10                  515,374.24
39                25,000.00                 4,294.79         20,705.21                  494,669.03
40                25,000.00                 4,122.24         20,877.76                  473,791.27
41                25,000.00                 3,948.26         21,051.74                  452,739.53
42                25,000.00                 3,772.83         21,227.17                  431,512.36
43                25,000.00                 3,595.94         21,404.06                  410,108.30



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44                25,000.00                 3,417.57             21,582.43              388,525.87
45                25,000.00                 3,237.72             21,762.28              366,763.59
46                25,000.00                 3,056.36             21,943.64              344,819.95
47                25,000.00                 2,873.50             22,126.50              322,693.45
48                25,000.00                 2,689.11             22,310.89              300,382.56
49                25,000.00                 2,503.19             22,496.81              277,885.75
50                25,000.00                 2,315.71             22,684.29              255,201.46
51                25,000.00                 2,126.68             22,873.32              232.328.14
52                25,000.00                 1,936.07             23,063.93              209,264.21
53                25,000.00                 1,743.87             23,256.13              186,008.08
54                25,000.00                 1,550.07             23,449.93              162,558.15
55                25,000.00                 1,354.65             23,645.35              138,912.80
56                25,000.00                 1,157.61             23,842.39              115,070.41
57                25,000.00                   958.92             24,041.08               91,029.33
58                25,000.00                   758.58             24,241.42               66,787.91
59                25,000.00                   556.57             24,443.43               42,344.48
60                25,000.00                   352.87             24,647.13               17,697.35
61                17,844.83                   147.48             17,697.35
                  ---------                   ------             ---------
               1,067,844.83               267,844.83            800,000.00
               ============               ==========            ==========



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